[Exhibit 99 - Press Release]

NEWS RELEASE

FOR IMMEDIATE RELEASE                       CONTACT: Jack Li
February 11, 2004                                    Director
                                                     +86-13-902-919-295 - Tel.

                             MINGHUA GROUP ANNOUNCES
                         CHANGE OF CONTROL TRANSACTION,
           ACQUISITION OF REMAINING EQUITY IN ITS OPERATING SUBSIDIARY
                   AND SERIES OF CAPITAL RAISING TRANSACTIONS

SHENZHEN, CHINA--February 11, 2004, Minghua Group International Holdings Limited (Minghua), OTCBB: MGHA.OB, today announced an arrangement relating to a change in control of Minghua, the acquisition of additional equity in its operating subsidiary, Shenzhen Minghua Environmental Protection Vehicle Co., Ltd., and a series of capital raising transactions.

Change of Control

On January 29, 2004, Minghua entered into an agreement with Beijing Qiang Long Real Estate Development Co. Ltd. (Qiang Long) relating to the purchase of 140,000,000 shares of Minghua's common stock for an aggregate purchase price of $29,400,000 or a price per share of $0.21. Qiang Long will become the controlling stockholder of Minghua as a result of this transaction. The acquisition is to be consummated in two installments. On or before April 15, 2004, Qiang Long is to pay Minghua $12,600,000 and in consideration of this payment, Minghua would then issue Qiang Long 60,000,000 shares of Minghua's common stock. Thereafter, Minghua will convene a stockholders meeting at which Minghua will propose that the stockholders approve an amendment to Minghua's certificate of incorporation that would increase the number of shares that are authorized for issuance by Minghua such that Minghua will have sufficient authorized, but unissued, shares to satisfy its obligations to Qiang Long. Within fifteen days following such stockholders meeting, Qiang Long is to pay Minghua $16,800,000 and Qiang Long would then receive the remaining 80,000,000 shares. Minghua received a non-refundable deposit toward this arrangement in the amount of $602,410.

Qiang Long is currently the beneficial owner of 4,535,486 shares of Minghua's Common Stock and has the obligation to purchase an additional 10,464,514 shares of Minghua's common stock at a price of $0.40 per share pursuant to an unrelated subscription agreement with Minghua that was entered into on September 29, 2003. Pursuant to that subscription agreement Qiang Long irrevocably subscribed to purchase 15,000,000 shares of Minghua's common stock at a purchase price per share of $0.40 or for aggregate consideration of $6,000,000. Qiang Long, funded $1,204,820 on January 9, 2004 and received 3,023,998 additional shares of Minghua's common stock for such funds. The subscription agreement requires Qiang Long to fund an additional $4,192,770 on or prior to February 29, 2004.


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Acquisition of Asia Key

On January 19, 2004, Minghua, through a subsidiary, acquired Asia Key Group Limited, a Hong Kong corporation (Asia Key), for a purchase price of RMB 8,200,000 (approximately, US$990,709) and 28,210,000 shares of Minghua's common stock. Asia Key's only asset is a 15% equity interest in Minghua's main operating subsidiary, Shenzhen Minghua Environmental Protection Vehicle Co., Ltd. (SZ Minghua). The remaining 85% of the outstanding equity of SZ Minghua is held indirectly by Minghua. Upon consummation of this acquisition, which occurred on January 19, 2004, Minghua became the indirect owner of all of the outstanding equity of SZ Minghua.

Conversion of Note and Capital Raising Transactions

On January 2, 2004, Kingsrich Development Limited (Kingsrich) converted all of the outstanding principal under its Convertible Promissory Note, dated March 13, 2003, in the principal amount of $3,247,225. Minghua issued Kingsrich 24,063,269 shares of its common stock upon this conversion.

On January 13, 2004, Minghua entered into an agreement with China Cardinal Limited of Hong Kong relating to the purchase by China Cardinal of a total of 16,483,514 shares of Minghua's common stock at a purchase price per share of $0.14 for aggregate gross proceeds of $2,307,692. China Cardinal funded RMB 5,500,000 (approximately, US$662,652) of the total purchase price on January 18, 2004 and is to receive 4,733,229 shares as a result. China Cardinal is obligated pursuant to the subscription agreement to fund the remaining $1,645,040 in exchange for the remaining 11,750,285 shares of Minghua's common stock on or before March 31, 2004.

Luck Pond Enterprises Limited of Hong Kong provided consulting services and acted as a finder in connection with the aforementioned investments made by Qiang Long and by China Cardinal. In consideration of those services, Luck Pond will receive a ten percent commission payable in stock of Minghua. Accordingly, Luck Pond will be receiving an aggregate of 28,390,531 shares of Minghua's Common Stock upon final completion of all of the aforementioned transactions.

Minghua has used the funds that it has received to date in the transactions described above for (a) the acquisition of Asia Key as described above, (b) the acquisition of certain fixed assets, (c) the payment of outstanding debts, (d) the payment of accounts payable, (e) accrued director emoluments, (f) accrued payroll expenses, (g) accrued professional fees, and (h) accrued administrative expenses. After so using the proceeds, Minghua has not retained any significant portion of the funded amounts as cash on hand.

Election of Two New Directors

Effective February 10, 2004 and as of February 25, 2004, Messrs. Ji-Kuan Li and Wen-Zhi Zhou have resigned from the board of directors of the Company, respectively. The board of directors of the Company has selected Mr. Yun Dong Luan to take the place of Mr. Ji-Kuan Li and Ms. Jie Chen to take the place of Mr Wen-Zhi Zhou. The resignation of the directors and appointment of new directors was effected pursuant to the Qiang Long September 29, 2003 subscription agreement which gave Qiang Long the right to elect two directors.

Following is biographical information on the two new directors:

Yun Dong Luan, age 67, is the Vice Chairman of the Zhang Xue-Liang Fund Association and has held various positions with such Association over the past five years. The Zhang Xue-Liang Fund Association is in the business of arranging meetings, conferences and exhibitions. It also provides public relations and investor relations support to its clients.

Jie Chen, age 48, is the Vice Secretary of the Zhang Xue-Liang Fund Association and has held such position and other positions with such Association over the past five years. The Zhang Xue-Liang Fund Association is in the business of arranging meetings, conferences and exhibitions. It also provides public relations and investor relations support to its clients. Prior to joining the Zhang Xue-Liang Fund Association, Ms. Chen held various key positions with television stations and public relations companies in China.


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About Minghua

Minghua is the owner of patented technology relating to hybrid vehicles powered by a combination of a combustion diesel engine and an electric power system. Minghua is initially focusing its efforts on the Chinese public transportation sector. Its hybrid vehicles consist of four models (coaches and mini-buses) that can be used in this sector. Minghua is a public reporting company whose securities are quoted on the Over-the-Counter Bulletin Board under the symbol "MGHA.OB".

Forward Looking Statements

The matters discussed in this news release contain forward-looking statements, including statements regarding the ability of the investors described above to pay the deferred portion of the purchase price for shares due to Minghua under the subscription and other agreements described above, which are subject to various risks, uncertainties and other factors that could cause actual results to vary materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the breach of the agreement by the investors described above and Minghua's inability to enforce its rights thereunder, Minghua's ability to maintain its operations pending the receipt of additional financing from the investors or any other investor, expected losses in the foreseeable future, and other risks detailed from time to time in Minghua's filings with the Securities and Exchange Commission. These forward-looking statements represent management's judgment as of the date of this release. Minghua disclaims any intent or obligation to update these forward-looking statements.

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